UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2018

Commission File Number	Exact name of registrant as specified in its charter; address of principal executive offices; registrant’s telephone number, including area code	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification No.
0-49807	Washington Gas Light Company 1000 Maine Ave, S., N.W. Washington, D.C. 20024 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 14, 2018, Mr. Phillip R. Knoll resigned from his position as a member of the Board of Directors (the “Board”) of Washington Gas Light Company (the “Company”), an indirect majority-owned subsidiary of AltaGas Ltd. (“AltaGas”), effective immediately. Mr. Knoll’s decision to step down was not a result of any disagreement with the Company.
On December 14, 2018, the Board appointed Mr. Randall L. Crawford to serve on the Board, effective immediately. Mr. Crawford is the President and Chief Executive Officer of AltaGas.
As previously reported, on November 30, 2018, Mr. John E. Lowe informed the Company that he intended to step down from his position as a member of the Board no later than January of 2019. On December 14, 2018, the Board appointed Ms. Deborah S. Stein to serve on the Board, effective January 1, 2019. Mr. Lowe’s resignation will also be effective immediately prior thereto. Ms. Stein has extensive experience in the energy and public utility sectors and has previously held the positions of Executive Vice President, Senior Vice President Finance and Chief Financial Officer of AltaGas.
Mr. Crawford has also been appointed to serve on the Human Resources Committee of the Board and Ms. Stein has been appointed to serve on the Governance & Environment, Health and Safety Committee of the Board effective January 1, 2019. At present, it is anticipated that Mr. Crawford will not be paid any compensation for his service on the Board. For Ms. Stein’s services as a director, it is anticipated that she will receive the same fees and compensation as other non-management directors for similar services. A description of the fees and compensation paid to non-management directors of the Company is set forth under the section entitled “Director Compensation” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018, filed with the Securities and Exchange Commission on November 20, 2018, which section is incorporated by reference herein.
Other than as set forth above, the Company is not aware of any arrangements or understandings between Mr. Crawford or Ms. Stein and any other person pursuant to which he or she was selected to serve on the Board or any transaction in which Mr. Crawford or Ms. Stein has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Washington Gas Light Company
(Registrant)
Date: December 20, 2018	/s/ William R. Ford
William R. Ford
Vice President and Chief Accounting Officer